CDN $20,000

CHEETAH OIL & GAS LTD.

24.0 % PROMISSORY NOTE DUE October 16, 2011

FOR VALUE RECEIVED, Cheetah Oil & Gas Ltd., a corporation organized and existing under the laws of the State of Nevada (the "Company"), promises to pay to Sage Investments Ltd. the registered holder hereof (the "Holder"), the principal sum of Twenty Thousand and 00/100 Dollars (CDN $20,000) on the Maturity Date (as defined below) and to pay a signing fee to Sage Investments Ltd. of $2,000 plus interest on the principal sum outstanding at the rate of 24.0% per annum accruing from September 16, 2011, the date of initial issuance of this Note (the "Issue Date"), to the date of payment. Such interest shall be payable monthly and all accrued and unpaid interest shall be payable on the date which is the earlier of (i) the Maturity Date; or (ii) the date of any prepayment of principal permitted hereunder. Accrual of interest shall commence on the Issue Date and shall continue to accrue on a daily basis based on the principal sum outstanding (whether before or after the Maturity Date).

This Note is subject to the following additional provisions:

1.

The term "Maturity Date" means October 16, 2011.

2.

(ii)

<u>TIME IS OF THE ESSENCE WITH RESPECT TO ANY PAYMENT DUE HEREUNDER.</u>

The Company shall be in default hereunder if the loan is not paid in full on or before October 16, 2011.

3.

Any payment made on account of the Note shall be applied first to accrued interest and then to pay principal of this Note.

4.

All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds of Canadian currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given), or by couriered cheque to the Company. For purposes of this Note, the phrase "date of payment" means the date good funds are received in the account designated by the notice which is then currently effective.

5.

Subject to the terms of the Loan Agreement, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, as herein prescribed.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized this 19th day of September, 2011.

CHEETAH OIL & GAS LTD.

By:__/s/ Georgina Martin________________
Name:
Ms Georgina Martin
Title: CFO